Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Planet Payment Inc. of our report dated May 15, 2012 except for notes 1 and 26 for which the date is November 13, 2012, relating to the financial statements of Branded Payment Solutions Limited, which appears in Form 10 for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Dublin, Ireland

19th December 2012